UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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Vacasa, Inc.

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Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

vacasa

Vacasa, Inc.
850 NW 13th Avenue
Portland, Oregon 97209
Notice of Annual Meeting of Stockholders of Vacasa, Inc.
Time and Date	Place
May 24, 2022 at 8:00 a.m. PT	Vacasa, Inc.’s (the “Company”) 2022 Annual Meeting of Stockholders (“Annual Meeting”) will be held in a virtual meeting format only. You can attend and participate in the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/VCSA2022.
Voting Items
Proposals	Board Vote Recommendation	For Further Details
1. Election of Barbara Messing, Karl Peterson and Matthew Roberts as Class I Directors to serve until the 2025 Annual Meeting of Stockholders	“FOR” each director nominee	Page 1
2. Ratification of KPMG LLP as Independent Registered Public Accounting Firm for 2022	“FOR”	Page 29
Stockholders will also act on other business properly presented to the meeting. The Board of Directors of the Company presently knows of no other business to come before the meeting.
Who Can Vote
If you owned shares of the Company’s Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) at the close of business on March 28, 2022, you are entitled to vote at the Annual Meeting and at any postponement or adjournment thereof. To attend, vote and ask questions during the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
Each share of Common Stock is entitled to one vote for each director nominee and one vote for each of the other proposals. In general, stockholders may vote prior to the Annual Meeting by telephone, the Internet or mail, or during the Annual Meeting by participating in the virtual meeting. See “Questions and Answers About the Annual Meeting and Voting” for more details regarding how you may vote if you are a registered holder or a beneficial owner of shares held in “street name.”
Date of Mailing
On or about April 11, 2022, we began mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice.
Important Notice Regarding the Availability of Materials for the Annual Meeting to be held on May 24, 2022: This proxy statement and our 2021 Annual Report are available to you free of charge at www.proxyvote.com.
By order of the Board of Directors,
Lisa Jurinka
Chief Legal Officer
Portland, Oregon
April 11, 2022

Background
On July 28, 2021, Vacasa, Inc. (the “Company,” “we,” or “us”) entered into an agreement to become a publicly traded company through a business combination with TPG Pace Solutions Corporation, a Cayman Islands exempted company (“TPG Pace”). On December 6, 2021 (the “Closing”), we consummated the business combination (the “Business Combination”) contemplated by that certain business combination agreement, dated as of July 28, 2021 (as amended, the “Business Combination Agreement”), by and among TPG Pace, Vacasa Holdings LLC (“Vacasa Holdings” or “OpCo”), Turnkey Vacations, Inc. (“TK Newco”), certain other Vacasa Holdings equity holders (together with TK Newco, the “Blockers”), us, and certain other parties pursuant to which, among other things, TPG Pace merged with and into us, following which the separate corporate existence of TPG Pace ceased and we became the surviving corporation.

ITEM 1 — ELECTION OF DIRECTORS
At the Annual Meeting, three Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal. The Board of Directors of Vacasa, Inc. (the “Board”) has nominated Barbara Messing, Karl Peterson and Matthew Roberts, for election as Class I Directors at the Annual Meeting. See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement (as defined below).
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees. In the biographies below, references to Vacasa Holdings should be deemed to refer to its predecessor Vacasa LLC for periods prior to May 2020. All ages are presented as of April 11, 2022.
Nominees For Class I Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:
Name	Age	Served as Director Since	Position at Vacasa
Barbara Messing	50	2021	Director
Karl Peterson	51	2021	Director
Matthew Roberts	53	2018	Chief Executive Officer and Director
The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2022 Annual Meeting are as follows:
Barbara Messing has served as a member of our Board since December 3, 2021. Ms. Messing has served as Chief Marketing & People Experience Officer of Roblox Corporation, an online gaming platform, since August 2020. From August 2018 to August 2019, Ms. Messing served as Senior Vice President, Chief Marketing Officer of Walmart US, a company engaged in retail and wholesale operations. Between February 2011 and April 2018, Ms. Messing served as Vice President and Chief Marketing Officer, and later Senior Vice President and Chief Marketing Officer, for TripAdvisor, Inc., an online travel company. Between April 2002 and February 2011, she served in a number of management positions at Hotwire.com, an Internet-based travel agency, including Vice President of Customer Experience and Vice President and General Manager, Travel Ticker. Ms. Messing has served on the board of directors of Overstock.com, Inc., a publicly traded internet retailer, since August 2020, and she previously served on the board of directors of Diamond Resorts International, a hospitality and vacation ownership company, from February 2020 to July 2021, and the board of directors of XO Group, Inc., which merged with WeddingWire in December 2018. Ms. Messing received her BA from Northwestern University and her JD from Stanford Law School. Ms. Messing was initially recommended by several of our directors to serve on our Board and to serve as the director designee qualified as independent in accordance with the terms of our Stockholders Agreement. See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.
We believe Ms. Messing is well qualified to serve as a member of our Board for her extensive experience in both management and director positions of public companies and in the travel and hospitality sector. The Board also considered Ms. Messing’s gender in the context of the Board’s objective to assemble appropriately diverse Board members.
Karl Peterson has served as a member of our Board since December 3, 2021. Mr. Peterson served as TPG Pace’s Non-Executive Chairman and as a member of its board of managers from March 2021 until the Closing in December 2021. Mr. Peterson is a Senior Partner of TPG and the founder and Managing Partner of TPG Pace Group, the firm’s effort to sponsor special purpose acquisition companies and other permanent capital solutions for companies. Mr. Peterson has served as the Non-Executive Chairman and Director of TPG Pace Beneficial Finance Corp. since July 2020 and TPG Pace Beneficial II Corp. and TPG Pace Tech Opportunities II Corp. since March 2021. Mr. Peterson has served as a director, President and Chief Executive Officer of TPG Pace Holdings Corp. from its inception in February 2017 through its business combination with Accel Entertainment Inc. (“Accel”) in November 2019, and is currently the Chairman of the board of directors of Accel. Mr. Peterson also served as a director, President and Chief Executive Officer of Pace Holdings Corp. from its inception in June 2015 through its business combination with Playa in March 2017, and is currently a member of the board of directors of Playa. Mr. Peterson has also served on the board of directors of Sabre Corporation since 2007. He also served as the founding president and CEO of TPG Pace Energy in 2017 and the Non-Executive Chairman and director of TPG Pace Tech Opportunities Corp. from 2020 to 2021. Mr. Peterson was initially recommended and designated to serve on our Board by the TPG Stockholders (as defined below) in accordance with the Stockholders Agreement. See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.
We believe Mr. Peterson is well qualified to serve as a member of our Board because of his significant leadership, investment and financial expertise.
Matthew Roberts joined Vacasa Holdings as a member of its board of managers in November 2018 and as its Chief Executive Officer in February 2020. He has served as our Chief Executive Officer since August 2021 and as a member of our Board since our formation in July 2021. Prior to his time at Vacasa, Mr. Roberts served as Chairman of OpenTable, Inc., part of The Priceline Group, from September 2015 to March 2016, as its Chief Executive Officer from June 2011 to August 2015, and Chief Financial Officer from 2005 to 2011. Previously, Mr. Roberts was a guiding force in the transition from the private to the public markets of online consumer lending group E-Loan, acting as its Chief Financial Officer from December 2000 to May 2005, and at digital money transfer provider Xoom as a member of the company’s board from January 2012 to November 2015. Mr. Roberts has served on the board of directors of Quantcast Corporation, a privately held advertising technology company, since January 2013 and previously served on the board of directors of Snag, a privately held online staffing platform, from August 2016 to March 2020. Mr. Roberts holds a BS in Accounting from Santa Clara University.
We believe Mr. Roberts is well qualified to serve as a member of our Board because of his extensive organizational management and leadership experience, including in the public company context, and his experience and perspective as our Chief Executive Officer.
Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:
Name	Age	Served as Director Since	Position at Vacasa
Joerg Adams	43	2019	Director
Eric Breon	43	2009	Director
Jeffrey Parks	41	2017	Chairman of the Board of Directors
Chris Terrill	54	2020	Director
Joerg Adams joined the Vacasa Holdings board of managers in October 2019 and has served as a member of our Board since December 2021. Mr. Adams currently serves as a Managing Director at Silver Lake, a technology focused private equity firm, which he joined in August 2006. In addition to his service on our Board, Mr. Adams has also served on the board of directors of ServiceMax, Inc., a privately held software company, since 2019. Mr. Adams holds a BS in Finance from Indiana University and a degree in Business Administration from the European School of Business in Reutlingen, Germany.
We believe Mr. Adams is well qualified to serve as a member of our Board because of his extensive experience in the private equity industry and his experience advising the boards of technology companies as a director.
Eric Breon joined the Vacasa Holdings board of managers in 2009 and has served as a member of our Board since December 2021. Mr. Breon previously served as the Chief Executive Officer of Vacasa Holdings from December 2009 to February 2020. Mr. Breon holds a BS from Rensselaer Polytechnic Institute.

We believe Mr. Breon is well qualified to serve as a member of our Board because of his deep industry knowledge and extensive experience as Vacasa Holdings’ Chief Executive Officer.
Jeffrey Parks joined the Vacasa Holdings board of managers in October 2017, has served as a member of our Board since December 3, 2021, and currently serves as our Chairman. Mr. Parks is a co-founding partner and managing partner of Riverwood Capital, a private equity firm. Prior to co-founding Riverwood Capital in 2008, Mr. Parks served as an investment executive with KKR & Co. LLP, a private equity firm, as an investment professional at Oaktree Capital Management, and as an investment banker at UBS. Mr. Parks has served on the boards of directors of many public and privately-held companies. Mr. Parks holds dual BA degrees in Economics and Mathematics from Pomona College, where he currently serves on the Board of Trustees.
We believe Mr. Parks is well qualified to serve as a member of our Board because of his extensive corporate governance and business leadership experience with technology companies, including as a director and private equity investor.
Chris Terrill joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 3, 2021. Mr. Terrill has served as Co-Chairman of Z-Work Acquisition Corp., a technology company, since February 2021. Prior to joining Z-Work, Mr. Terrill served as Chief Executive Officer of Angi Inc., an online services provider, from October 2017 to November 2018, and as Chief Executive Officer of HomeAdvisor from May 2011 to November 2018. Mr. Terrill has also served on the boards of directors of Realogy Holdings Corp., a publicly traded residential real estate company, since July 2016; Data Axle Inc., a privately held consumer data company, since August 2019; and Porch Group, Inc., a publicly traded consumer data company, from January 2021 to March 2022. He has also served as an advisor to Range Ventures, a Denver area early-stage venture capital firm, since July 2020. Mr. Terrill holds a BS in Advertising from the University of Texas at Austin and a MBA from the University of Houston.
We believe Mr. Terrill is well qualified to serve as a member of our board of directors because of his extensive experience leading and advising technology-driven public companies.
Class III Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Served as Director Since	Position at Vacasa
Ryan Bone	34	2020	Director
Chad Cohen	47	2020	Director
Benjamin Levin	50	2016	Director
Ryan Bone joined the Vacasa Holdings board of managers in May 2020 and has served as a member of our Board since December 2021. Mr. Bone is a Director of Silver Lake, a technology focused private equity firm, which he joined in 2013. Prior to joining Silver Lake, Mr. Bone worked in the Technology, Media and Telecommunications Investment Banking Group at Goldman Sachs. Mr. Bone holds a BA in Economics from Amherst College.
We believe Mr. Bone is well qualified to serve as a member of our Board because of his extensive experience in the private equity industry and his experience advising technology companies.
Chad Cohen joined the Vacasa Holdings board of managers in October 2020 and has served as a member of our Board since December 2021. From August 2015 through February 2022, Mr. Cohen served as the Chief Financial Officer of Adaptive Biotechnologies Corp., an immune-driven medicine company, and previously as Chief Financial Officer of Zillow Group, a publicly traded real estate marketplace company, from March 2011 to August 2015. Mr. Cohen is also an Operating Partner of Cota Capital, a role he has held since October 2020. Mr. Cohen previously served on the board of directors of Trupanion, Inc., a publicly traded pet insurance company, from December 2015 to July 2019 and Ticketfly, Inc., a ticket distribution service provider, from December 2014 to October 2015. Mr. Cohen holds a BSBA in Management with a concentration in Accounting from Boston University.

We believe Mr. Cohen is well qualified to serve as a member of our Board because of his experience with public companies, both as an executive officer and as a director and because of his financial expertise.
Benjamin Levin joined the Vacasa Holdings board of managers in 2016 and has served as a member of our Board since December 3, 2021. Mr. Levin founded and currently serves as CEO of Level Equity Management, LLC. Prior to founding Level Equity, Mr. Levin served as Managing Director at Insight Venture Partners. Since 2003, Mr. Levin has served, and continues to serve, on the board of directors of various privately held companies. Mr. Levin holds an AB in Government from Harvard University.
We believe Mr. Levin is well qualified to serve as a member of our Board because of his extensive experience in the private equity and venture capital industry and his financial, business and leadership experience.
CORPORATE GOVERNANCE
Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgement in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that none of Joerg Adams, Ryan Bone, Chad Cohen, Benjamin Levin, Barbara Messing, Jeffrey Parks, Karl Peterson and Chris Terrill, representing eight of our ten directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Joerg Adams, Ryan Bone, Benjamin Levin, Jeffrey Parks and Karl Peterson are affiliated with one of our significant stockholders. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. We currently have an independent Chairman of the Board and a majority of our Board is comprised of independent directors. Our Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board as a whole. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. If, in the future, the Chairman of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide that a Lead Independent Director may be elected from among the independent directors. The Lead Independent Director’s responsibilities would include, but would not be limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors, approving the Board’s meeting schedules and agendas, and acting as liaison between the independent directors of the Board and the Chief Executive Officer and the Chairman of the Board.

Our Board of Directors
We currently have ten directors on our Board. As set forth in our Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal.
Upon consummation of the Business Combination, we entered into the Stockholders Agreement (the “Stockholders Agreement”) with (i) certain entities affiliated with (a) Silver Lake (the “Silver Lake Stockholder”), (b) Riverwood Capital (the “Riverwood Stockholder”), (c) Level Equity Management (the “Level Equity Stockholder”), (ii) TPG Pace Solutions Sponsor, Series LLC (“the TPG Stockholder”) and (iii) Eric Breon (the “EB Stockholder”). Pursuant to the Stockholders Agreement, the Board appointed at the Closing was to be comprised of ten members, divided into three classes, comprised of (A) two directors designated by the Silver Lake Stockholder; (B) one director designated by the Riverwood Stockholder; (C) one director designated by the Level Equity Stockholder; (D) one director designated by the TPG Stockholder; (E) one director designated by the EB Stockholder; (F) one director, Matthew Roberts, the chief executive officer of Vacasa Holdings, and (G) three directors, each of whom qualify as an independent director for board service under applicable stock exchange rules and as an independent director as such term is defined under Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”), and one of whom meets additional diversity standards (such directors identified in clause (G), the “Independent Directors”). The directors initially designated for appointment to the Board (A) by the Silver Lake Stockholders is Joerg Adams, designated as a Class II Director, and Ryan Bone, designated as a Class III Director, (B) by the Riverwood Stockholders is Jeffrey Parks, designated as a Class II Director, (C) by the Level Equity Stockholders is Benjamin Levin, designated as a Class III Director, (D) by the TPG Stockholders is Karl Peterson, designated as a Class I Director, (E) by the EB Stockholder is Eric Breon, designated as a Class II Director and (F) Matt Roberts, designated as a Class I Director. The Independent Directors initially designated for appointment to the Board were (i) Chad Cohen, designated as a Class III Director, (ii) Chris Terrill, designated as a Class II Director, and (iii) Barbara Messing, the diversity candidate, designated as a Class I Director.
The Silver Lake Stockholder will continue to have the right to designate two directors as long as it and its affiliates beneficially own at least 40% of the economic shares of Vacasa, Inc., and certain limited liability company interests in Vacasa Holdings (collectively, the “Shares”) owned by the Silver Lake Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement (the “Initial Silver Lake Ownership”). The Silver Lake Stockholder’s designation rights will be reduced to one director when the Silver Lake Stockholder and its affiliates beneficially own between 20% and 40% of the Initial Silver Lake Ownership.
The Riverwood Stockholder will continue to have the right to designate one director as long as it and its affiliates beneficially own at least 20% of the Shares owned by the Riverwood Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement. The Level Equity Stockholder will continue to have the right to designate one director as long as it and its affiliates beneficially own at least 20% of the Shares owned by the Level Equity Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement. The TPG Stockholder shall only need its designation right until the first annual meeting of the stockholders at which directors are to be elected. The EB Stockholder will continue to have the right to designate one director as long as (i) it and its affiliates beneficially own at least 20% of the Shares owned by the EB Stockholder immediately following the Closing, calculated in accordance with the terms of the Stockholders Agreement, and (ii) none of such beneficially owned shares are foreclosed upon by any lender. The Stockholders Agreement automatically terminates 18 months after the Closing.
Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our Certificate of Incorporation provides that, for so long as several of our investors hold a specified amount of our common stock, vacancies and newly created directorship may be filled (and directors removed with or without cause) only by majority stockholder vote and, after such time, vacancies and newly created directorships may be filled by the directors then in office and director may be removed only for cause by majority stockholder vote.
Controlled Company Exemption
The parties to the Stockholders Agreement beneficially own, in the aggregate, more than 50% of the combined voting power of our Common Stock entitled to vote in the election of our directors. As a result, we qualify as a “controlled company” within the meaning of Nasdaq listing rules. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including, but not limited to, requirements that:
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a majority of our Board consist of directors who qualify as “independent” as defined under the Nasdaq listing rules;

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that we have a nominating and corporate governance committee and, if we have such a committee, that it is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

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that we have a compensation committee and, if we have such a committee, that it is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

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that its board of directors conduct an annual performance evaluation of its compensation committee and the nominating and corporate governance committee.

We may elect to utilize one or more of these exemptions for so long as we remain a “controlled company.” Notwithstanding the availability of these exemptions, as discussed above, our Board currently consists of a majority of directors who qualify as “independent” under Nasdaq listing rules. Additionally, as described below, we maintain both a nominating and corporate governance committee and a compensation committee that consist entirely of independent directors.
We are not required to maintain compliance with Nasdaq’s director independence requirements and may choose to change our Board or committee composition or other arrangements in the future to manage our corporate governance in accordance with the controlled company exemption. If we cease to be a controlled company, we will be required to comply with Nasdaq’s corporate governance requirements applicable to listed companies, subject to a permitted “phase-in” period.
Role of the Board in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding such risks, including credit risks, liquidity risks and operational risks. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Audit Committee is also responsible for overseeing the management of financial risks, cybersecurity and data protection risks and other material risks applicable to the Company. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Nominating and Corporate Governance Committee is responsible for overseeing the management of risks associated with the independence of our Board and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is expected to be regularly informed through discussions with committee members and regular reports from management about such risks, as well as the actions taken by management to adequately address those risks. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.
Attendance by Members of the Board of Directors at Meetings
Due to the timing of the Closing of the Business Combination on December 6, 2021, there were two meetings of the Board of Directors, one meeting of the Audit Committee, one meeting of the Compensation

Committee and no meetings of the Nominating and Corporate Governance Committee during the fiscal year ended December 31, 2021. During the fiscal year ended December 31, 2021, each incumbent director, other than Chris Terrill, attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served on the Board of Directors or such committee. Mr. Terrill was unable to attend one meeting of the Board of Directors that had been scheduled on short notice.
Under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that all directors will attend the Annual Meeting absent compelling circumstances. We became a public company on December 7, 2021. Accordingly, we did not have an annual meeting of stockholders in 2021.
Executive Sessions
The independent directors meet at least twice a year in executive session. Such meetings are presided over by the Chairperson of the Board or, in the event the Chairperson is unavailable, by a director selected by a majority of the independent directors present.
Committees of the Board of Directors
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts our business through meetings of the Board and standing committees. We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which operate under a written charter and which are available on our website at www.investors.vacasa.com.
In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website, investors.vacasa.com, as required by applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules. The information on or available through any of such website is not deemed incorporated in this proxy statement and does not form part of this proxy statement.
Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process and assists our Board in its oversight of (i) the integrity of financial statements, (ii) compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor and (v) the design and implementation of our internal audit function and internal controls. The Audit Committee is responsible for, among other things:
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appointing, compensating, retaining and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services;

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discussing with our independent auditor any audit problems or difficulties and management’s response;

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pre-approving all audit and non-audit services provided by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

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reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;

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discussing and overseeing our policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures; and

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establishing, and annually reviewing, procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Chad Cohen, Ryan Bone and Chris Terrill, with Chad Cohen serving as the chairperson of the Audit Committee. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act applicable to serving on an audit committee. Our Board has also determined that each member of the Audit Committee meets the financial literacy requirements of the Nasdaq listing rules and that each of Chad Cohen, Ryan Bone and Chris Terrill qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
Compensation Committee
Our Compensation Committee oversees our policies, plans and benefits programs. The Compensation Committee is responsible for, among other things:
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reviewing and approving corporate goals and objectives with respect to the compensation of our chief executive officer, evaluating the chief executive officer’s performance in light of these goals and objectives and setting the chief executive officer’s compensation;

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reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

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reviewing and making recommendations to our Board regarding director compensation;

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reviewing and approving or making recommendations to our Board regarding incentive compensation and equity-based plans and arrangements;

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overseeing Company programs and policies regarding talent management (including retention, development, and training) and diversity and inclusion; and

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appointing and overseeing any compensation consultants.

Our Compensation Committee consists of Benjamin Levin, Joerg Adams, Barbara Messing and Chad Cohen, with Benjamin Levin serving as the chairperson of the Compensation Committee. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq listing rules for purposes of serving on the compensation committee and as a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
Compensation Consultants
In connection with its determinations regarding executive compensation, our Compensation Committee generally receives information and recommendations from our chief executive officer and chief financial officer, as well as the compensation consultant engaged by our Compensation Committee. Our Compensation Committee may delegate authority to executive officers to administer non-executive compensation and benefits plans.
Our Compensation Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel. In May 2021, the compensation committee of Vacasa Holdings board of managers engaged Compensia, Inc. (“Compensia”) as its compensation consultant to assist in determining appropriate executive compensation and reviewing and analyzing proposed compensation programs for executive officers. The Company’s Compensation Committee has continued the relationship with Compensia. Compensia conducts market research and analysis on our various executive positions, assists our Compensation Committee in developing appropriate incentive plans for our executives, provides our Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and reviews compensation proposals of management. Compensia reports directly to our Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Compensia, the Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia pursuant to applicable SEC and Nasdaq rules.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee oversees and assists our Board in reviewing and recommending nominees for election as directors. The Nominating and Corporate Governance Committee is responsible for, among other things:

•
identifying individuals qualified to become members of our Board, consistent with criteria approved by the Board;

•
recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•
overseeing the evaluation of the Board and management;

•
overseeing Company policies, programs and strategies related to environmental, sustainability and social matters; and

•
developing and recommending to our Board a set of corporate governance guidelines.

Our Nominating and Corporate Governance Committee consists of Joerg Adams, Benjamin Levin, Jeffrey Parks and Karl Peterson, with Joerg Adams serving as the chairperson of the Nominating and Corporate Governance Committee. Our Board has determined that each of the foregoing individuals qualifies as independent under the Nasdaq listing rules.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company.
Our Code of Business Conduct and Ethics applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K.
You can access our Corporate Governance Guidelines and our Code of Business Conduct and Ethics at www.investors.vacasa.com, or by writing to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.
Director Candidates
Other than as set forth in the Stockholders Agreement, the Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.
To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Barbara Messing was initially recommended to serve on our Board by members of management and the Board. Karl Peterson was initially recommended to serve on our Board by TPG, in accordance with the Stockholders Agreement.
Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Other than as set forth in the Stockholders Agreement, the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; gender identification or identification as an underrepresented minority or as LGBTQ+, practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our Compensation Committee were Joerg Adams, Chad Cohen, Benjamin Levin, and Barbara Messing, none of whom was during fiscal year 2021 an officer or employee of the Company or was formerly an officer of the Company. Related person transactions pursuant to Item 404(a) of Regulation S-K involving those who served on the compensation committee during 2021 are described under “Certain Relationships and Related Person Transactions.”
During 2021, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our board of directors or compensation committee.
Anti-Hedging Policy
We maintain an Insider Trading Compliance Policy that prohibits our directors, executive officers and other employees from purchasing on margin with respect to Company securities. In addition, our policies prohibit directors, executive officers and other employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge (or offset), or are designed to hedge or offset, any decrease in the market value of Company equity securities.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director may do so by directing such correspondence to Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209 who will forward the communication to the appropriate person or persons.
Board Diversity Matrix (as of April 11, 2022)
The following matrix is provided in accordance with the applicable Nasdaq Stock Market LLC (“Nasdaq”) listing rules.

Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	8	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or American India	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did not Disclose Demographic Background			1
EXECUTIVE AND DIRECTOR COMPENSATION MATTERS
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2021 Summary Compensation Table” below. In 2021, our “named executive officers” and their positions were as follows:
•
Matt Roberts, Chief Executive Officer;

•
Jamie Cohen, Chief Financial Officer; and

•
Craig Smith, Chief Operating Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt following the filing of this annual report may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
2021 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Matt Roberts, Chief Executive Officer	2021	500,000	—	—	750,000	4,615	1,254,615
	2020	448,077	482,218	2,840,782	—	—	3,771,077
Jamie Cohen,(5) Chief Financial Officer	2021	330,769	50,000	7,535,368	250,000	—	8,166,137
Craig Smith,(6) Chief Operating Officer	2021	355,769	—	7,506,250	274,315	102,308	8,238,642

(1)
For Ms. Cohen, amount represents a one-time $50,000 bonus paid to her in connection with the commencement of her employment in 2021.

(2)
Amounts represent the aggregate grant date fair value of employee equity units of Vacasa Employee Holdings LLC (which were intended to constitute “profits interests” for U.S. tax purposes) granted to our named executive officers in 2021, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 14 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021. In the Business Combination, all employee equity units converted into common units of Vacasa Employee Holdings LLC.
(3)
Represents amounts earned under our annual performance-based executive bonus program for 2021. The bonuses paid to Ms. Cohen and Mr. Smith were prorated to reflect their partial employment during 2021. For additional information, see “2021 Bonuses” below.

(4)
For Mr. Roberts, amounts shown represent $4,615 of company matching contributions under our 401(k) plan. For Mr. Smith, amounts shown represent $100,000 in consulting fees paid prior to commencing his role as Chief Operating Officer and $2,308 of company matching contributions under our 401(k) plan.

(5)
Ms. Cohen commenced employment with us on March 1, 2021.

(6)
Mr. Smith commenced employment with us on April 8, 2021.

Narrative to Summary Compensation Table
2021 Salaries
Our named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. The base salaries of our named executive officers are reviewed from time to time and adjusted when our Compensation Committee determines an adjustment is appropriate.
In fiscal year 2021, Mr. Roberts’s annual base salary was $500,000, Ms. Cohen’s annual base salary was $400,000, and Mr. Smith’s annual base salary was $500,000. No changes were made to the annual base salaries of our named executive officers during 2021.
2021 Bonuses
We maintain an annual bonus plan that is designed to motivate and reward our executives, including our named executive officers, for achievements relative to our goals and expectations for each fiscal year. Each named executive officer has a target bonus opportunity, defined as a percentage of his or her annual base salary. Following the end of each year, our Compensation Committee determines the bonuses for our executives, including our named executive officers, based on company performance against pre-established objectives and retains discretion to allow for individual adjustments based on such factors as it deems appropriate.
The bonus targets for our named executive officers for 2021, expressed as a percentage of their respective base salaries, were 100% for Mr. Roberts, 50% for Ms. Cohen and 50% for Mr. Smith.
Our corporate performance objectives for 2021 included achievement of certain EBITDA and revenue goals. In February 2022, the Compensation Committee of our Board assessed achievement against those previously established objectives and determined our corporate goals for the year were achieved at 149.5%. Consistent with their corporate achievement assessment, the Compensation Committee awarded bonuses to our named executive officers in the amounts set forth above in the 2021 Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”
In connection with commencing employment with us during 2021, we granted Ms. Cohen a one-time sign on bonus in the amount of $50,000, payable in a lump sum.
2021 Equity Grants
Before the Business Combination, we granted our executives “employee equity units” through a management holding company called Vacasa Employee Holdings LLC, and the units were intended to constitute “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS

Revenue Procedure 2001-43. Employee equity units have no intrinsic value on the date of grant, and have actual value to the executive only to the extent the equity value of the company appreciates following the grant date. Before the consummation of the Business Combination, Vacasa Holdings effectuated the Vacasa Holdings Recapitalization, pursuant to which all outstanding employee equity units were recapitalized into common units. The Vacasa Employee Holdings LLC common units held by our executives remain subject to the same vesting conditions as applied to the corresponding employee equity units before the recapitalization. The vesting schedule for these units is included in the applicable footnote to the Outstanding Equity Awards at Fiscal Year-End table, below.
In March 2021, we granted 4,546,225 employee equity units to Ms. Cohen in connection with her commencement of employment as our Chief Financial Officer. The employee equity units vest, and the risk of forfeiture thereon lapses, as to 25% of the units on the first anniversary of March 1, 2021, and as to 1/48th of the total original amount of the units in equal installments each month thereafter, subject to her continued employment. In connection with the Business Combination, Ms. Cohen’s employee equity units converted into 1,236,393 common units of Vacasa Employee Holdings LLC, which remain subject to the same vesting and other terms of her original award of employee equity units.
Additionally, in April 2021 we granted 5,000,000 employee equity units to Mr. Smith in connection with his commencement of employment as our Chief Operating Officer. The employee equity units vest, and the risk of forfeiture thereon lapses, as to 25% of the units on the first anniversary of April 12, 2021, and as to 1/48th of the total original amount of the units in equal installments each month thereafter, subject to his continued employment. In connection with the Business Combination, his original employee equity units converted into 1,130,088 common units of Vacasa Employee Holdings LLC, which remain subject to the same vesting and other terms of his original award of employee equity units.
New Equity Plans
In connection with the Business Combination we adopted the Vacasa, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and the Vacasa, Inc. 2021 Nonqualified Employee Stock Purchase Plan (the “ESPP”). In 2021, we did not grant any employees, including any executives, any awards under the 2021 Plan, and no executive participated in the ESPP.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We currently match contributions made by participants in our 401(k) plan in an amount equal to up to 6% of a participant’s annual eligible compensation. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
All of our full-time employees, including our named executive officers, are generally eligible to participate in health and welfare plans sponsored by us. These health and welfare plans generally include medical, dental and vision benefits; short-term and long-term disability insurance; and life and accidental death and dismemberment insurance, but may be modified by the Company at any time.
Perquisites and Other Personal Benefits
We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2021.
Outstanding Equity Awards at 2021 Fiscal Year End
The following table summarizes the number of outstanding and unvested Vacasa Employee Holdings LLC common units held by each named executive officer as of December 31, 2021.

		Common Units
Name	Vesting start date	Number of units that have not vested (#)(1)	Market value of units that have not vested ($)(2)
Matt Roberts	1/21/2020(3)	268,533	$2,234,195
Jamie Cohen	3/1/2021(4)	1,236,393	$10,286,790
Craig Smith	4/12/2021(4)	1,130,088	$9,402,332

(1)
Represents number of outstanding and unvested Vacasa Employee Holdings LLC common units into which originally granted employee equity units converted in the Business Combination.

(2)
The amount reported reflects the value of the unvested common units as of December 31, 2021, determined by multiplying the number of units by the closing trading price of Vacasa Class A Common Stock of $8.32 per share as of December 31, 2021. While there is no public market for the common units, following vesting, the common units are redeemable by the holder on a 1-for-1 basis for a share of our Class A Common Stock or an equivalent amount of cash.

(3)
The common units vest, and the risk of forfeiture thereon lapses, in 24 equal monthly installments on each monthly anniversary of the vesting start date subject to continued employment on the applicable vesting date.

(4)
The common units vest, and the risk of forfeiture thereon lapses, as to 25% of the units on the first anniversary of the vesting start date and as to 1/48th of the total original amount of units in equal installments each month thereafter, subject to continued employment on the applicable vesting date.

Executive Compensation Arrangements
Offer Letters
We have entered into offer letters with each of our named executive officers. The offer letters generally provide for at-will employment and set forth the executive’s base salary, target annual bonus opportunity, initial equity grant (if applicable), and eligibility to participate in our employee benefit plans.
Change in Control and Retention Agreements
We have entered into change in control and retention agreements with each of our named executive officers (each, a “CIC Agreement”).
Under Mr. Roberts’s and Ms. Cohen’s CIC Agreements, if the executive’s employment with us is terminated by us without cause (as defined in the CIC Agreement) or the executive resigns for good reason (as defined below), the executive will be eligible to receive the following: (i) a lump sum payment equal to 12 months’ salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) an additional 12 months’ vesting for the executive’s then-outstanding equity awards that are not subject to performance-based vesting conditions (or, if the termination date occurs within the period beginning three months before and ending 12 months after a change in control of Vacasa Holdings LLC (as defined in the CIC Agreement), full vesting acceleration for all outstanding equity awards that are not subject to performance-based vesting conditions).
Under Mr. Smith’s CIC Agreement, if Mr. Smith’s employment with us is terminated by us without cause (as defined in his CIC Agreement) or he resigns for good reason, he will be eligible to receive the following: (i) a lump sum payment equal to eight months’ salary; (ii) reimbursement for the cost of up to eight months of healthcare continuation coverage; and (iii) for equity awards not subject to performance-based vesting conditions, if the termination occurs within the first 12 months of the commencement of his employment, a number of months of vesting acceleration equal to the greater of (a) eight months or (b) the number of months of his employment with us that have been completed prior to his termination date. Additionally, if the termination without cause or resignation for good reason occurs within the period beginning three months before and ending 12 months after a change in control of Vacasa Holdings LLC (as defined in the CIC Agreement), Mr. Smith will be eligible to receive the following: (i) a lump sum payment equal to 12 months’ salary; (ii) reimbursement for the cost of up to 12 months of healthcare continuation coverage; and (iii) either (a) if Mr. Smith has been employed with us for at least 12 months on his termination date, full vesting acceleration for all outstanding equity awards that are not subject to performance-based vesting conditions, or (b) if Mr. Smith has been employed with us for less than 12 months on his termination date, accelerated vesting of the first 12 months’ portion of his then-outstanding equity awards that are not subject to performance-based vesting conditions.
The foregoing payments and benefits are subject to each executive’s execution and non-revocation of a general release of claims in favor of the company and its affiliates.
Under each CIC Agreement, “good reason” means any of the following that occurs without the executive’s written consent: (a) a material reduction in the executive’s annual base salary; (b) a material reduction in the executive’s authority, duties or responsibilities (provided that such material reduction will not be deemed to occur if the executive is provided with a comparable position (i.e., a position of equal or greater organizational level, authority, duties and responsibilities), and provided further, that a reduction in authority, duties or responsibilities solely by virtue of the company being acquired and made part of a larger entity will not constitute a material reduction); or (c) a change by more than 60 miles in the geographic location of the executive’s principal place of work. A resignation will not be for good reason unless the executive first provides the company (or its successor or affiliate, as applicable) with written notice within 90 days following the initial existence of the acts or omissions constituting the grounds for good reason and a reasonable cure period of not less than 30 days following the date of such notice, during which such grounds have not been cured, and the executive resigns the executive’s employment within 90 days following the end of the cure period.
Smith Consulting Agreement
Prior to entering into an employment offer letter with Mr. Smith, the Company engaged Mr. Smith in February 2021 to provide consulting services in connection with business strategy and integration planning for the Company’s acquisition of Turnkey Vacation Rentals, Inc. (the “Smith Consulting Agreement”). Under this arrangement, Mr. Smith was paid a monthly fee of $50,000. The Smith Consulting Agreement terminated at the end of March 2021 in connection with Mr. Smith’s agreement to become a full time employee and join as the Company’s Chief Operating Officer.
Director Compensation
Prior Non-Employee Director Compensation Policy
Prior to the Closing in December 2021, our non-employee directors unaffiliated with investors were offered compensation under the Vacasa Holdings LLC Outside Manager Compensation Policy (the “Prior Director Compensation Policy”). Under the Prior Director Compensation Policy, each non-employee director was paid an annual cash retainer of $35,000, and an additional annual cash retainer based on their service on the following board committees:
Committee	Member	Chair
Audit Committee	$15,000	$25,000
Compensation Committee	10,000	20,000
All cash retainers were paid quarterly in arrears and prorated for partial service during the quarter. Additionally, our non-employee directors were eligible to receive equity awards for their service, which were granted in the discretion of the board of directors of Vacasa Holdings which had delegated certain authority to its compensation committee. If we were to undergo a change in control, our policy provided that the vesting of all equity awards then-held by our non-employee directors would fully accelerate. We also reimbursed our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and its committees.
Under the Prior Director Compensation Policy, Mr. Terrill and Mr. Cohen were the only non-employee directors who received cash retainers for their services in 2021.

New Non-Employee Directors Compensation Program
In connection with the Closing in December 2021, we adopted the Vacasa, Inc. Non-Employee Director Compensation Program (the “Director Compensation Program”), which superseded our Prior Director Compensation Policy. The Director Compensation Program provides our non-employee directors with fixed annual cash retainer fees as well as long-term equity compensation awards for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service.
Under the Director Compensation Program, each non-employee director receives an annual cash retainer of $50,000, and any non-executive chairperson will receive an additional annual cash retainer of $40,000. The members of the following committees receive additional annual cash retainers in the amounts set forth below, depending on whether the member serves as chairperson of the committee:
Committee	Member	Chair
Audit Committee	$12,500	$25,000
Compensation Committee	10,000	20,000
Nominating and Corporate Governance Committee	5,000	10,000
All annual cash retainers are paid quarterly in arrears promptly following the end of the applicable quarter (and prorated for partial service during a quarter).
Each non-employee director may elect to receive all or part of his or her annual cash retainer in the form of restricted stock units (“RSUs”) under the Vacasa, Inc. 2021 Incentive Award Plan (the “2021 Plan”). Elections to convert all or part of the annual cash retainer into RSUs must generally be made on or before December 31 of the year before the year in which the annual cash retainer is scheduled to be paid, or such earlier deadline as established by our Board or its Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into RSUs, provided that the election is made before the date the individual becomes a non-employee director. RSUs granted in lieu of all or a portion of the annual cash retainer are issued fully vested on the date of grant, and the number of RSUs is calculated by dividing (a) the amount of the annual retainer that would have otherwise been paid by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date. In addition, to the extent permitted by the Board or its Compensation Committee, the Director Compensation Program provides that non-employee directors may elect to defer the settlement of RSUs granted to them.
Upon a non-employee director’s initial appointment or election to our Board, the director will automatically be granted an award of a number of RSUs calculated by dividing (a) $320,000 by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date (the “Initial Grant”). The Initial Grant will vest as to one-third of the RSUs on each anniversary of the grant date, subject to continued service through each applicable vesting date.
Additionally, on the date of each annual stockholders’ meeting, each non-employee director who will continue to serve immediately following the meeting will be automatically granted an award of a number of RSUs calculated by dividing (a) $200,000 by (b) the average closing trading price of our Class A Common Stock over the 20 consecutive trading days ending with the trading day immediately preceding the grant date (the “Annual Grant”). However, if a non-employee director is otherwise eligible for an Annual Grant as of the date of an annual meeting but has been serving on the Board for less than four months as of the date of such annual meeting, then the number of RSUs subject to the Annual Grant will be prorated by multiplying the number of RSUs that would otherwise be subject to the Annual Grant by a fraction, the numerator of which is the number of days from the date of the non-employee director’s appointment or election through the date of such annual meeting, and the denominator of which is 365. Each Annual Grant will vest on the earlier of (i) the first anniversary of the grant date, or (ii) immediately before our next annual stockholders meeting following the grant date, subject to continued service through the applicable vesting date.

2021 Director Compensation Table
The following table sets forth all of the compensation awarded to, earned by or paid to our non-employee directors both under the Prior Director Compensation Policy and the Director Compensation Program during 2021.
Name	Fee Earned or Paid in Cash(1) ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Joerg Adams	$5,385	—	—	$5,385
Ryan Bone	4,808	—	—	4,808
Eric Breon	3,846	—	—	3,846
Chad Cohen	18,461	—	—	18,461
Benjamin Levin	5,769	—	—	5,769
Barbara Messing	4,615	—	—	4,615
Jeffrey Parks	7,308	—	—	7,308
Karl Peterson	4,231	—	—	4,231
Chris Terrill	10,769	—	—	10,769

(1)
Represents cash retainers under both the Prior Director Compensation Policy and the Director Compensation Program, pro-rated for periods during which such plans were active in 2021.

As of December 31, 2021, our non-employee directors held the following outstanding and unvested Vacasa Employee Holdings LLC common units and stock appreciation rights (“SARs”) under the Vacasa, Inc. 2016 Equity Compensation Incentive Plan:
Name	Unvested Common Units Outstanding at Year-End(1)	SARs Outstanding at Year-End (unexercisable)
Joerg Adams	—	—
Ryan Bone	—	—
Eric Breon	—	510,930(2)
Chad Cohen	115,584	—
Benjamin Levin	—	—
Barbara Messing	—	—
Jeffrey Parks	—	—
Karl Peterson	—	—
Chris Terrill	115,584	—

(1)
Reflects common units resulting from the conversion of originally granted employee equity units in Vacasa Employee Holdings LLC.

(2)
Reflects SARs that were converted from originally granted unit appreciation rights (“UARs”) at the Closing. The SARs are fully vested but will not be exercisable until the 180th day following the Closing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our voting shares as of March 28, 2022 by:
•
each person who is known to be the beneficial owner of more than 5% of our voting shares;

•
each of our named executive officers and directors; and

•
all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if such person possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of stock appreciation rights, the settlement of RSUs, or the vesting of OpCo Units that remain subject to time-based vesting requirements (and the issuance of an equal number of shares of Class B Common Stock in connection therewith), in each case, within 60 days of March 28, 2022. Shares subject to stock appreciation rights that are currently exercisable or exercisable within 60 days of March 28, 2022, and RSUs or OpCo Units that are currently vested or that will vest within 60 days of March 28, 2022 (and, in the case of such OpCo Units, the shares of Class B Common Stock issued or issuable in connection with such vesting), are considered outstanding and beneficially owned by the person holding such stock appreciation rights, RSUs or OpCo Units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership of shares of our Common Stock is based on 214,799,105 shares of Class A Common Stock and 213,580,295 shares of Class B Common Stock issued and outstanding as of March 28, 2022.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security. Unless otherwise noted, the address for each beneficial owner listed below is c/o Vacasa, Inc., 850 NW 13th Avenue, Portland, Oregon 97209.
	Class A Common Stock Beneficially Owned (on a fully exchanged basis)(1)		Class B Common Stock Beneficially Owned		Combined Voting Power(2)
Name and Address Beneficial Owner	Number	%	Number	%	%
Holders of more than 5 percent
Silver Lake(3)(4)	110,898,651	42.1%	48,425,037	22.7%	25.9%
Riverwood(3)(5)	55,459,969	22.4%	32,404,091	15.2%	12.9%
Level Equity Management(3)(6)	40,085,456	16.1%	33,560,727	15.7%	9.4%
Adams Street(7)	16,527,901	7.7%	—	—%	3.9%
Altos Ventures(8)	18,860,629	8.8%	—	—%	4.4%
Mossytree Inc.(3)(9)	65,723,767	23.5%	65,117,990	30.5%	15.3%
Silverton Partners and affiliates(10)	11,443,760	5.3%	—	—%	2.7%
Directors and Named Executive Officers
Joerg Adams	—	—%	—	—%	—%
Ryan Bone	—	—%	—	—%	—%
Eric Breon(11)	66,234,697	23.6%	65,117,990	30.5%	15.4%
Chad Cohen(12)	64,591	*	64,591	*	*
Benjamin Levin(13)	40,085,456	16.1%	33,560,727	15.7%	9.4%

	Class A Common Stock Beneficially Owned (on a fully exchanged basis)(1)		Class B Common Stock Beneficially Owned		Combined Voting Power(2)
Name and Address Beneficial Owner	Number	%	Number	%	%
Barbara Messing	—	—%	—	—%	—%
Jeffrey Parks	—	—%	—	—%	—%
Karl Peterson(14)	4,892,504	2.3%	—	—%	1.1%
Chris Terrill(15)	408,977	*	408,977	*	*
Matthew Roberts(16)	6,561,652	3.0%	6,499,386	3.0%	1.5%
Jamie Cohen(17)	360,614	*	360,614	*	*
Craig Smith(18)	306,065	*	306,065	*	*
All directors and executive officers of Vacasa, Inc. as a group (12 individuals)(19)	118,914,556	37.0%	106,262,249	48.1%	27.3%

*
Less than one percent

(1)
From and after the date that is the earlier of (i) 180 days after the Closing Date (unless such time restriction is waived by Vacasa, Inc. in its sole discretion in connection with a particular redemption) and (ii) with respect to that portion of an OpCo Unitholder’s OpCo Units that are subject to the conditional early release from the lock-up restrictions set forth in our Bylaws, the date as of which the applicable trading price condition is satisfied (such date, the “Lock-up Release Date”), OpCo Unitholders (other than Vacasa, Inc.) will have the right, pursuant to the OpCo LLC Agreement, to cause OpCo to acquire all or a portion of their vested OpCo Units, which may be settled for, at our election, shares of Class A Common Stock at a redemption ratio of one share of Class A Common Stock for each OpCo Unit redeemed (subject to conversion rate adjustments for stock splits, stock dividends and reclassification) or an equivalent amount of cash and, in each case, the cancellation of an equal number of shares of such OpCo Unitholder’s Class B Common Stock. For purposes of the table above, beneficial ownership of OpCo Units has been reflected as beneficial ownership of the shares of Class A Common Stock for which such OpCo Units may be exchanged from and after the Lock-up Release Date.

(2)
Represents the percentage of voting power of Class A Common Stock and Class B Common Stock voting as a single class. Each share of Class A Common Stock and each share of Class B Common Stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. Holders of Class A Common Stock and Class B Common Stock will vote as a single class on all matters except as required by law or by our Certificate of Incorporation.

(3)
As a result of the Stockholders Agreement, TPG Sponsor, Silver Lake, Riverwood, Level Equity Management and Mossytree Inc. may be deemed to be a group for purposes of Section 13(d) of the Exchange Act. Each of TPG Sponsor, Silver Lake, Riverwood, Level Equity Management and Mossytree Inc. disclaims ownership of any shares which may be deemed beneficially owned solely by reason of the Stockholders Agreement.

(4)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Class A Common Stock beneficially owned by Silver Lake is comprised of (i) 62,023,126 shares of Class A Common Stock held by SLP V Venice Feeder I, L.P., and (ii) 450,488 shares of Class A Common Stock held by SLP Venice Holdings, L.P. and up to 48,425,037 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of SLP Venice Holdings, L.P. is SLP V Aggregator GP LLC. Silver Lake Technology Associates V, L.P. is the managing member of SLP V Aggregator GP LLC and the general partner of SLP V Venice Feeder I, L.P. The general partner of Silver Lake Technology Associates V, L.P. is SLTA V (GP), L.L.C. The managing member of SLTA V (GP), L.L.C. is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon

Durban, Kenneth Hao, Gregory Mondre and Joseph Osnoss. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, California 94025.
(5)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Class A Common Stock beneficially owned consists of (i) 16,502,075 shares of Class A Common Stock held by RW Industrious Blocker L.P., (ii) 135,751 shares of Class A Common Stock held by RW Vacasa AIV L.P. and up to 14,592,445 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iii) 75,320 shares of Class A Common Stock held by Riverwood Capital Partners II (Parallel-B) L.P. and up to 8,096,506 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iv) 695,685 shares of Class A Common Stock held by RCP III (A) Blocker Feeder L.P., (v) 5,556,670 shares of Class A Common Stock held by RCP III Blocker Feeder L.P., (vi) 43,998 shares of Class A Common Stock held by RCP III Vacasa AIV L.P. and up to 4,729,635 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (vii) 13,384 shares of Class A Common Stock held by RCP III (A) Vacasa AIV L.P. and up to 1,438,769 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by RCP III (A) Vacasa AIV L.P., and (viii) 32,995 shares of Class A Common Stock held by Riverwood Capital Partners III (Parallel-B) L.P. and up to 3,546,736 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of RW Industrious Blocker L.P., RW Vacasa AIV L.P. and Riverwood Capital Partners II (Parallel-B) L.P. (collectively, “Riverwood Capital II”) is Riverwood Capital II L.P. The general partner of Riverwood Capital II L.P. is Riverwood Capital GP II Ltd. Riverwood Capital II L.P. and Riverwood Capital GP II Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital II. All investment decisions with respect to the shares held by Riverwood Capital II are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital II are made by a majority vote of Riverwood Capital GP II Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital II. The general partner of RCP III (A) Blocker Feeder L.P., RCP III Blocker Feeder L.P., RCP III Vacasa AIV L.P., RCP III (A) Vacasa AIV L.P., and Riverwood Capital Partners III (Parallel-B) L.P. (collectively, “Riverwood Capital III”) is Riverwood Capital III L.P. The general partner of Riverwood Capital III L.P. is Riverwood Capital GP III Ltd. Riverwood Capital III L.P. and Riverwood Capital GP III Ltd. may be deemed to have voting and dispositive power over, and be deemed to be indirect beneficial owners of, shares directly held by Riverwood Capital III. All investment decisions with respect to the shares held by Riverwood Capital III are made by a majority vote of an investment committee, comprised of several members. All voting decisions over the shares held by Riverwood Capital III are made by a majority vote of Riverwood Capital GP III Ltd.’s multiple shareholders. No single natural person controls investment or voting decisions with respect to the shares held by Riverwood Capital III. The shareholders and investment committee members of Riverwood Capital GP II Ltd. and Riverwood Capital GP III Ltd. disclaim beneficial ownership of all shares held by Riverwood Capital II and Riverwood Capital III, respectively, for the purposes of Sections 13(d) and 13(g) of the Act. The address for each of the entities referenced above is c/o Riverwood Capital, 70 Willow Road, Suite 100, Menlo Park, California 94025.

(6)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Class A Common Stock beneficially owned consists of (i) 901,795 shares of Class A Common Stock held by Level Equity Opportunities Fund 2015, L.P. and up to 6,522,894 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (ii) 868,798 shares of Class A Common Stock held by Level Equity Opportunities Fund 2018, L.P. and up to 5,430,421 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (iii) 4,553,127 shares of Class A Common Stock held by LEGP II AIV(B), L.P., (iv) 43,661 shares of Class A Common Stock held by LEGP I VCS, LLC and up to 4,693,350 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, (v) 113,911 shares of Class A Common Stock LEGP II VCS, LLC and up to 12,244,835 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity, and (vi) 43,437 shares of Class A Common Stock held by Level Equity — VCS Investors,

LLC and up to 4,669,227 shares of Class A Common Stock that may be issued on a one-for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for- one basis in respect of the OpCo Units referred to in the preceding sentence. The general partner of each of Level Equity Opportunities Fund 2015, L.P. and LEGP II AIV(B), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The general partner of Level Equity Opportunities Fund 2018, L.P. is Level Equity Partners IV (GP), L.P. The general partner of Level Equity Partners IV (GP), L.P. is Level Equity Associates IV, LLC. The sole member of LEGP I VCS, LLC is Level Equity Growth Partners I, L.P. The general partner of Level Equity Growth Partners I, L.P. is Level Equity Partners (GP), LLC. The managing member of Level Equity Partners (GP), LLC is Level Equity Professionals, L.P. The general partner of Level Equity Professionals, L.P. is Level Equity Associates, LLC. The sole member of LEGP II VCS, LLC is LEGP II AIV(NB), L.P. The general partner of LEGP II AIV(NB), L.P. is Level Equity Partners II (GP), L.P. The general partner of Level Equity Partners II (GP), L.P. is Level Equity Associates II, LLC. The sole manager of Level Equity — VCS Investors, LLC is Level Equity Management, LLC. The managing members of each of Level Equity Associates, LLC, Level Equity Associates II, LLC, Level Equity Associates IV, LLC and Level Equity Management, LLC are Ben Levin and George McCulloch. The address for each of the entities referenced above is c/o 140 East 45th Floor, New York, New York 10017.
(7)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Consists of 1,843,556 shares of Class A Common Stock held by Adams Street 2013 Direct Fund LP (AS 2013), 2,507,566 shares of Class A Common Stock held by Adams Street 2014 Direct Fund LP (AS 2014), 1,924,840 shares of Class A Common Stock held by Adams Street 2015 Direct Venture/ Growth Fund LP (AS 2015), 1,867,125 shares of Class A Common Stock held by Adams Street 2016 Direct Venture/Growth Fund LP (AS 2016), 1,676,971 shares of Class A Common Stock held by Adams Street 2017 Direct Venture/Growth Fund LP (AS 2017), and 6,707,843 shares of Class A Common Stock held by Adams Street Venture/Growth Fund VI LP (ASVG VI). Adams Street Partners, LLC is the managing member of the general partner of the general partner of each of AS 2013, AS 2014, AS 2015, AS 2016, AS 2017 and ASVG VI (collectively, the Funds) and, as a result, may be deemed to beneficially own the shares held by the Funds. Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray and Fred Wang, each of whom is a partner of Adams Street Partners, LLC (or a subsidiary thereof), may be deemed to have shared voting and investment power over the shares held by the Funds. Adams Street Partners, LLC and Thomas S. Bremner, Jeffrey T. Diehl, Elisha P. Gould, Robin Murray and Fred Wang disclaim beneficial ownership of the shares held by the Funds except to the extent of their pecuniary interest therein. The address for each entity referenced above is 1 North Wacker Drive, Suite 2700, Chicago, IL 60606.

(8)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Venture capital funds affiliated with Altos Ventures Management, Inc. hold a total of 18,860,629 shares of Class A Common Stock as follows: Altos Hybrid, L.P. holds 4,192,210 shares; Altos Hybrid BF, LLC holds 607,277 shares; Altos Hybrid BL, LLC holds 607,277 shares; Altos Hybrid D, LLC holds 4,132,359 shares; Altos Hybrid G, LLC holds 585,214 shares; and Altos Hybrid I, LLC holds 2,314,822 shares. The General Partner of each of the preceding funds is Altos Hybrid GP, LLC. Altos Hybrid 2, L.P. holds 1,189,266 shares; Altos Hybrid 2 BF, LLC holds 59,463 shares; Altos Hybrid 2 BL, LLC holds 59,463 shares; Altos Hybrid 2 N, LLC holds 118,815 shares; Altos Hybrid 2 P-FIO, LLC holds 409,802 shares; Altos Hybrid 2 P-M, LLC holds 117,567 shares; Altos Hybrid 2 P-MSF, LLC holds 117,567 shares; and Altos Hybrid 2 V, LLC holds 552,474 shares. The General Partner of each of the immediately preceding funds is Altos Hybrid 2 GP, LLC. In addition, Altos Hybrid 3, L.P. holds 2,999,986 shares; Altos Hybrid 3 B, LLC holds 132,845 shares; Altos Hybrid 3 GS, LLC holds 265,687 shares; Altos Hybrid 3 I, LLC holds 132,845 shares; Altos Hybrid 3 M, LLC holds 132,845 shares; and Altos Hybrid 3 T, LLC holds 132,845 shares. The General Partner of each of the immediately preceding funds is Altos Hybrid 3 GP, LLC. The Managing Members of each of the General Partners are Han J. Kim, Hodong Nam and Anthony P. Lee. The address for each of the entities referenced above is c/o Altos Ventures Management, Inc., 2882 Sand Hill Road, Suite 100, Menlo Park, CA 94025.

(9)
Based on a Schedule 13G filed with the SEC on February 10, 2022. Class A Common Stock beneficially owned consists of 605,777 shares of Class A Common Stock held by Mossytree Inc. and up to 65,117,990 shares of Class A Common Stock that may be issued on a one- for-one basis in exchange for OpCo Units held by such entity. Class B Common Stock beneficially owned consists of shares of Class B Common Stock issued on a one-for-one basis in respect of the OpCo Units referred to in the preceding sentence. Eric Breon is the President of Mossytree Inc. The address for Mossytree Inc. is 264 NW Macleay Blvd., Portland, Oregon 97210.
(10)
Based on a Schedule 13G filed with the SEC on February 14, 2022. Consists of (a) 10,915,933 shares of Class A Common Stock held by Silverton Partners IV, L.P. (Fund IV), over which it has shared voting and dispositive power, (b) 144,388 shares of Class A Common Stock held by Morgan L. Flager, over which he has sole voting and dispositive power, and (c) 383,439 shares of Class A Common Stock held by Kip McClanahan, over which he has sole voting and dispositive power. The sole general partner of Fund IV is Silverton Partners IV GP, L.P. (GP IV). The sole general partner of GP IV is Silverton Partner IV, L.L.C. (UGP IV). Messrs. Flager and McClanahan are the managing members of UGP IV and share voting and dispositive power over the shares held by Fund IV. The address for each entity referenced above is c/o Silverton Partners, 600 W. 7th Street, Austin, TX 78701.

(11)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Class A Common Stock beneficially owned consists of 510,930 shares of Class A Common Stock underlying stock appreciation rights that are currently vested and securities directly held by Mossytree Inc., which Mr. Breon may be deemed to beneficially own. Class B Common Stock beneficially owned consists of securities directly held by Mossytree Inc. See footnote (9) above.

(12)
Class A Common Stock beneficially owned consists of shares that may be issued on a one-for-one basis in exchange for OpCo Units (57,792 of which are vested, and 6,799 of which will vest by May 28, 2022). Class B Common Stock beneficially owned includes 6,799 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings LLC (Vacasa Employee Holdings). Mr. Cohen holds membership interests in Vacasa Employee Holdings which, following the Lock-up Release Date (and subject to the satisfaction of time-based vesting requirements to which the corresponding OpCo Units are subject), may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(13)
Class A Common Stock and Class B Common Stock beneficially owned consist of securities directly held by Level Equity Management, which Mr. Levin may be deemed to beneficially own. See footnote (6) above.

(14)
Based on a Schedule 13G filed with the SEC on February 11, 2022. Class A Common Stock beneficially owned consists of (i) 1,070,659 shares of Class A Common Stock directly held by Peterson Capital Partners, (ii) 20,000 shares of Class A Common Stock directly held by certain immediate family members of Mr. Peterson, and (iii) 3,801,845 shares of Class A Common Stock directly held by TPG Sponsor which, in each case, Mr. Peterson may be deemed to beneficially own. Does not include any shares of Class A Common Stock that may be issued to TPG Sponsor upon the conversion of our Class G Common Stock held by such entity. Also excludes any shares TPG Sponsor may be deemed to beneficially own solely by reason of the Stockholders Agreement.

(15)
Class A Common Stock beneficially owned consists of shares that may be issued on a one-for-one basis in exchange for OpCo Units (402,178 of which are vested, and 6,799 of which will vest by May 28, 2022). Class B Common Stock beneficially owned includes 6,799 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. Other than 344,386 OpCo Units and shares of Class B Common Stock directly held by Mr. Terrill, the remaining OpCo Units and shares of Class B Common Stock described in this footnote are (or, in the case of the Class B Common Stock issuable upon the vesting of unvested OpCo Units, will be) directly held by Vacasa Employee Holdings. Mr. Terrill holds membership interests in Vacasa Employee Holdings which, following the Lock-up Release Date (and subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject), may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(16)
Class A Common Stock beneficially owned consists of 6,499,386 shares that may be issued on a one-for-one basis in exchange for OpCo Units (all of which are vested), as well as 62,266 shares of Class A Common Stock to be issued upon the settlement of (RSUs) vesting in April 2022. The shares of Class A Common Stock to be issued upon the vesting of the RSUs mentioned in the preceding sentence will be held directly by Mr. Roberts. The OpCo Units and shares of Class B Common Stock described in this footnote are directly held by Vacasa Employee Holdings. Mr. Roberts holds membership interests in Vacasa Employee Holdings which, following the Lock-up Release Date, may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.
(17)
Class A Common Stock beneficially owned consists of shares that may be issued on a one-for-one basis in exchange for OpCo Units (309,098 of which are vested, and 51,516 of which will vest by May 28, 2022). Class B Common Stock beneficially owned consists of the shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units described in this footnote are, and the share of Class B Common Stock issuable upon the vesting of unvested OpCo Units will be, directly held by Vacasa Employee Holdings. Ms. Cohen holds membership interests in Vacasa Employee Holdings which, following the Lock-up Release Date (and subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject), may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(18)
Class A Common Stock beneficially owned consists of shares that may be issued on a one-for-one basis in exchange for OpCo Units (0 of which are vested, and 306,065 of which will vest by May 28, 2022). Class B Common Stock beneficially owned consists of the shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence. The OpCo Units described in this footnote are, and the shares of Class B Common Stock issuable upon the vesting of unvested OpCo Units will be, directly held by Vacasa Employee Holdings. Mr. Smith holds membership interests in Vacasa Employee Holdings which, following the Lock-up Release Date (and subject to the satisfaction of the time-based vesting requirements to which the corresponding OpCo Units are subject), may be exchanged on a one-for-one basis for OpCo Units and a corresponding number of shares of Class B Common Stock.

(19)
Class A Common Stock beneficially owned includes (i) 510,930 shares underlying stock appreciation rights that are currently vested, (ii) 62,266 shares underlying RSUs that will vest in April 2022, and (iii) 106,318,350 shares issuable on a one-for-one basis in exchange for OpCo Units (105,602,785 of which are vested, and 715,565 of which will vest by May 28, 2022). Class B Common Stock beneficially owned includes 715,565 shares issuable upon the vesting of the unvested OpCo Units referred to in the preceding sentence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board has adopted a written related person transaction policy that sets forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the Securities Act), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is in the ordinary course, on terms comparable to those that could be obtained on terms no less favorable than in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction. It is our policy that no director participate in approval of a related person transaction as to which he or she is a related person or otherwise has an interest.
Senior Secured Convertible Notes
In May 2020, Vacasa Holdings entered into a note purchase agreement with certain existing investors, including certain entities affiliated with Silver Lake, Riverwood Capital and Level Equity Management, pursuant to which we issued $108.1 million in aggregate principal amount of senior secured convertible notes (the “D-1 Convertible Notes”). The D-1 Convertible Notes had a maturity date of June 30, 2023 (unless earlier repurchased, redeemed or converted) and accrued (i) cash interest at 3% per annum, payable annually in arrears on the anniversary of the initial closing date, and (ii) paid-in-kind (“PIK”) interest at 7% per annum, which was capitalized annually on each anniversary of the initial closing date.
The following table summarizes the D-1 Convertible Notes held by entities affiliated with Silver Lake, Riverwood Capital and Level Equity Management, including the initial principal amount thereof; the largest principal amount outstanding thereunder after the issuance date (which excludes accrued any PIK interest); and cash interest payments made by Vacasa Holdings during the year ended December 31, 2021.
	Initial Principal Amount	Largest principal amount outstanding after the issuance date (excluding any accrued PIK interest)	Interest Payments(2)
Entities affiliated with Silver Lake(1)	$70,000,000	$74,891,747	$2,096,463
Entities affiliated with Riverwood Capital(3)	$15,000,000	$16,048,232	449,242
Entities affiliated with Level Equity Management(4)	$13,263,436	$14,190,313	397,233

(1)
Joerg Adams and Ryan Bone, members of our Board, are affiliated with Silver Lake.

(2)
The cash interest payments shown were made on the D-1 Convertible Notes during the nine months ended September 30, 2021. There were no cash interest payments made on the D-1 Convertible Notes during the year ended December 31, 2020.

(3)
Jeffrey Parks, a member of our Board, is affiliated with Riverwood Capital.

(4)
Benjamin Levin, a member of our Board, is affiliated with Level Equity Management.

In connection with the Closing, the D-1 Convertible Notes converted into Series D-1 preferred units of Vacasa Holdings which, after giving effect to the Vacasa Holdings Recapitalization, resulted in the issuance of 19,270,191 of common units of OpCo (“OpCo Units”) to entities affiliated with Silver Lake, 5,675,337 OpCo Units to entities affiliated with Riverwood Capital, and 6,926,292 OpCo Units to entities affiliated with Level Equity Management.

Common Unit Warrants
In December 2015, Vacasa LLC (predecessor to Vacasa Holdings) issued warrants to purchase an aggregate of up to 58,236 common units to certain entities affiliated with Level Equity Management, which warrants subsequently became exercisable for an aggregate of up to 5,430,000 Class B common units of Vacasa Holdings. The warrants had an exercise price of $0.0001 per unit and were exercisable at any time, in whole or in part, prior to 5:00 p.m. Pacific time on December 31, 2025; provided that if such warrants were not exercised prior to such time, or prior to the closing of a deemed liquidation event or initial public offering, such warrants would be deemed to have been automatically net exercised immediately prior to such time in accordance with their terms. The warrants were net exercised immediately prior to the Closing in accordance with their terms.
Other Transactions
Over the last several years, Vacasa Holdings has entered into homeowner agreements with Eric Breon, a member of our Board, to manage certain vacation rental properties owned by Mr. Breon. The aggregate rental income earned by Mr. Breon pursuant to these agreements was $1.7 million for the year ended December 31, 2021.
Stockholders Agreement
See “Corporate Governance — Our Board of Directors” for a discussion regarding designation rights of certain of our stockholders set forth in the Stockholders Agreement.
In addition, the Stockholders Agreement provides for certain coordination of sales and distributions for a period of 18 months following the Closing of the Business Combination.
Registration Rights Agreement
Upon consummation of the Business Combination, we entered into the Registration Rights Agreement (the “Registration Rights Agreement”) with TPG Sponsor, TPG Pace and certain existing equity holders of Vacasa Holdings (the “Vacasa Holders” and, together with Vacasa, Inc., TPG Sponsor, TPG Pace, the “RRA Parties”). Under the Registration Rights Agreement, we agreed to use commercially reasonable efforts to submit to or file with the SEC within thirty (30) days after the Closing Date a registration statement permitting the offer and resale of our Class A Common Stock held by each RRA Party immediately following the Closing as of the date of the Registration Rights Agreement and that they may acquire thereafter, including upon the exercise, conversion, exchange or redemption of any other security therefor which security is held by such RRA Party immediately following the Closing (the “Registrable Securities”) and use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC upon, or as soon as reasonably practicable following the filing thereof. Shares of our Class G Common Stock that are convertible into shares of our Class A Common Stock upon certain triggering events will not constitute Registrable Securities unless and until such shares have converted into shares of our Class A Common Stock. Vacasa, Inc. will also provide certain RRA Parties with certain customary demand registration rights, subject to the lock-up restrictions set forth in the Registration Rights Agreement. Under the Registration Rights Agreement, the RRA Parties will also have “piggyback” registration rights that allow them to include their Registrable Securities in certain registrations initiated by us. Subject to customary exceptions, RRA Parties will also have the right to request one or more underwritten offerings of Registrable Securities if the total offering price of the shares to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75,000,000. If the sale of registered securities under a registration statement would require disclosure of certain material information not otherwise required to be disclosed, we may postpone the effectiveness of the applicable registration statement or require the suspension of sales thereunder.
Tax Receivable Agreement
Upon the consummation of the Business Combination, TPG Pace merged with and into Vacasa, Inc. with Vacasa, Inc. surviving the merger. Thereafter, through a series of separate merger transactions, the Blockers merged with and into Vacasa, Inc., with Vacasa, Inc. ultimately surviving such merger transactions, and as a result, Vacasa, Inc. owns the interests in OpCo previously owned by the Blockers and acquired tax attributes of the Blockers. The holder of OpCo Units (“OpCo Unitholders”) (other than Vacasa, Inc.) may cause their OpCo Units to be redeemed for shares of our Class A Common Stock or cash, as applicable, pursuant to the redemption rights (the “Redemption Rights”) under the Fourth Amended and Restated Limited Liability Company Agreement of OpCo (the “OpCo LLC Agreement”) following the Business Combination. In addition, we acquired OpCo Units for Class A Common Stock or cash from certain OpCo Unitholders in connection with the Business Combination.
OpCo intends to make for itself (and for each of its direct or indirect subsidiaries it controls that is treated as a partnership for U.S. federal income tax purposes) an election under Section 754 of the Code that will be effective for the taxable year of the Business Combination and each taxable year in which a redemption of OpCo Units pursuant to the Redemption Rights occurs. Pursuant to the Section 754 election, the acquisition (or deemed acquisition for U.S. federal income tax purposes) of OpCo Units by us in connection with the Business Combination or pursuant to the Redemption Rights is expected to result in adjustments to the tax basis of the tangible and intangible assets of OpCo and its subsidiaries, and these adjustments will be allocated solely to us. Such adjustments to the tax basis of the tangible and intangible assets of OpCo and its subsidiaries would not have been available to us absent our acquisition or deemed acquisition of OpCo Units pursuant to the Business Combination or the exercise of the Redemption Rights. The anticipated basis adjustments that are allocable to us are expected to increase (for U.S. federal income tax purposes) our depreciation and amortization deductions and may also decrease our gains (or increase our losses) on future dispositions of certain assets to the extent the increase in tax basis is allocated to those assets. Such increased deductions and losses and reduced gains and the tax attributes acquired from the Blockers may reduce the amount of tax that we would otherwise be required to pay in the future.
Concurrently with the Closing, we entered into a Tax Receivable Agreement (the “Tax Receivable Agreement”) with the holders of Vacasa Holdings equity (including for this purpose the owners of the Blockers with respect to their indirect interest in Vacasa Holdings equity and the holders of vested Vacasa Holdings unit appreciation rights and the holders of vested options to purchase shares of TK Newco common stock) existing prior to the Business Combination (the “Existing EV Holders”) (other than the holders of Vacasa Holdings unit appreciation rights and other than holders of options to purchase shares of TK Newco common stock, but including for this purpose current and former members of management that hold interests in Vacasa Holdings indirectly through a management holding vehicle), which we refer to collectively as the “TRA Parties.” The Tax Receivable Agreement generally provides for the payment by us to the TRA Parties of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are considered to have realized applying certain assumptions set forth in the Tax Receivable Agreement) in periods after the Business Combination as a result of: (i) existing tax basis of the assets of Vacasa Holdings prior to the Business Combination; (ii) certain increases in tax basis that occur as a result of (A) the Business Combination or (B) exercises of the Redemption Rights set forth in the OpCo LLC Agreement; (iii) additional basis arising from any payments under the Tax Receivable Agreement; (iv) certain tax attributes of the Blockers acquired in the Business Combination, and (v) tax benefits related to imputed interest deemed to be paid by us as a result of any payments that it makes under the Tax Receivable Agreement. The rights of the TRA Parties (including the right to receive payments) under the Tax Receivable Agreement are generally transferable by the TRA Parties as long as the transferee of such rights has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to the Tax Receivable Agreement.
The payment obligations under the Tax Receivable Agreement are our obligations and not obligations of OpCo, and we expect that the payments it will be required to make under the Tax Receivable Agreement will be substantial. Estimating the amount and timing of our realization of tax benefits subject to the Tax Receivable Agreement is by its nature imprecise. The actual increases in tax basis covered by the Tax Receivable Agreement, the amount and timing of our ability to use any tax attributes covered by the Tax Receivable Agreement are dependent upon significant future events, including but not limited to the timing of the redemptions of OpCo Units, the price of our Class A Common Stock at the time of each redemption, the extent to which such redemptions are taxable transactions, the amount of tax basis associated with the OpCo Units of the redeeming holder at the time of the relevant redemption, the depreciation and amortization periods that apply to the tax basis covered by the Tax Receivable Agreement, the amount, character, and timing of taxable income we generate in the future, the timing and amount of any earlier payments that we may have made under the Tax Receivable Agreement, the U.S. federal income tax rate then applicable to us, and the portion of our payments under the Tax Receivable Agreement that constitute imputed interest or give rise to depreciable or amortizable tax basis. Accordingly, estimating the amount and timing of payments that may become due under the Tax Receivable Agreement is also by its nature imprecise. For purposes of the Tax Receivable Agreement, net cash savings in tax generally will be calculated by comparing our actual tax liability (determined using certain assumptions set forth in the Tax Receivable Agreement) to the amount we would have been required to pay had we not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement.
A delay in the timing of redemptions of OpCo Units, holding other assumptions constant, would be expected to decrease the discounted value of the amounts payable under the Tax Receivable Agreement as the benefit of the depreciation and amortization deductions would be delayed and the estimated increase in tax basis could be reduced as a result of allocations of OpCo’s taxable income to the redeeming OpCo Unitholder prior to the redemption. Stock price increases or decreases at the time of each redemption of OpCo Units would be expected to result in a corresponding increase or decrease in the undiscounted amounts payable under the Tax Receivable Agreement in an amount equal to 85% of the tax-effected change in price. Increases in the applicable corporate income tax rate and estimated applicable state and local income tax rates would be expected to result in a corresponding increase in the undiscounted amounts payable under the Tax Receivable Agreement as a result of the corresponding increase in the expected net cash savings.
The amounts payable under the Tax Receivable Agreement are dependent upon us having sufficient future taxable income to utilize the tax benefits on which it is required to make payments under the Tax Receivable Agreement. If our projected taxable income is significantly reduced, the expected payments would be reduced to the extent such tax benefits do not result in a reduction of our future income tax liabilities.
There may be a negative impact on our liquidity if, as a result of timing discrepancies, acceleration upon a change of control (as defined in the Tax Receivable Agreement) or early termination, or otherwise, (i) the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or (ii) distributions to us by OpCo are not sufficient to permit us to make payments under the Tax Receivable Agreement after it has paid its taxes and other obligations. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, or other forms of business combinations or changes of control that could be in the best interests of holders of Class A Common Stock or reducing the consideration paid in any such transaction to holders of Class A Common Stock. There can be no assurance that we will be able to meet our obligations under the Tax Receivable Agreement. The payments under the Tax Receivable Agreement will not be conditioned upon a holder of rights under the Tax Receivable Agreement having a continued ownership interest in either OpCo or Vacasa, Inc.
In addition, although we are not aware of any issue that would cause the Internal Revenue Service (“IRS”) or other relevant tax authorities to challenge potential tax basis increases or other tax benefits covered under the Tax Receivable Agreement, the applicable TRA Parties will not reimburse Vacasa, Inc. for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed. As a result, in such circumstances, we could make payments that are greater than our actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect our liquidity. Payments generally will be made under the Tax Receivable Agreement as we realize tax savings in periods after consummation of the Business Combination from the tax benefits covered by the Tax Receivable Agreement (determined in accordance with the principles set forth in the Tax Receivable Agreement). However, if the Tax Receivable Agreement terminates early (at our election or due to other circumstances, including our breach of a material obligation thereunder or certain changes of control), we would be required to make an immediate payment to each TRA Party equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement (based upon certain valuation assumptions and deemed events set forth in the Tax Receivable Agreement (described below)) and determined by (A) applying a discount rate equal to the lesser of (i) 6.5% and (ii) LIBOR (or a replacement rate, if applicable) plus 150 basis points, (B) increased by any future payments agreed to by us and the Representative (as defined in the Tax Receivable Agreement) that is due and payable with respect to such TRA Party, (C) increased by any future payments due and payable with respect to such TRA Party for a taxable year ending prior to the early termination date, and (D) (without duplication) any interest accruing on the amounts in clause through (C).
With respect to an early termination payment, the calculation of anticipated future payments will be based upon certain assumptions and deemed events set forth in the Tax Receivable Agreement, including that (i) we have sufficient income to fully utilize the tax attributes covered by the Tax Receivable Agreement, (ii) the applicable tax rates will be those specified by law as in effect as of the termination date, (iii) non-amortizable assets that have not previously been disposed of will be disposed of in a fully taxable transaction on the fifth anniversary of the early termination (as set forth in the Tax Receivable Agreement), and any OpCo Units (other than those held by us) outstanding on the termination date are deemed to be redeemed on the termination date. Any early termination payment may be made significantly in advance of, and may materially exceed, the actual realization, if any, of the future tax benefits to which the early termination payment relates.
The Tax Receivable Agreement provides that in the event that we breach any of our material obligations thereunder (whether as a result of failure to make any payment within three months of the date when due, as a result of the failure to honor any other material obligation required under the Tax Receivable Agreement or by operation of law as a result of the rejection of the Tax Receivable Agreement in a case commenced under the U.S. Bankruptcy Code or otherwise and we fail to cure such breach within twenty business days of being notified of such breach) all of our obligations under the Tax Receivable Agreement with respect to the TRA Parties shall be accelerated.
Payments generally are due under the Tax Receivable Agreement within five business days following the finalization of the schedule with respect to which the payment obligation is calculated. However, interest on such payments will generally begin to accrue from the due date (without extensions) of our U.S. federal income tax return for the period to which such payments relate until such payment due date at a rate equal to LIBOR (or a replacement rate, if applicable) plus 100 basis points. Other than in connection with accelerated payments, in the event that we fail to make a payment when due under the Tax Receivable Agreement, such failure is not considered to be a breach of a material obligation under the Tax Receivable Agreement if we fail to make such payment when due to the extent that we have insufficient funds to make such payment, provided that we have used commercially reasonable efforts to obtain such funds. In such case, interest will accrue from the due date for such payment until the payment date at a rate of LIBOR (or a replacement rate, if applicable) plus 500 basis points. However, interest will accrue from the due date for such payment until the payment date at a rate of LIBOR (or a replacement rate, if applicable) plus 100 basis points if we are unable to make such payment as a result of limitations imposed by certain senior obligations. We have no present intention to defer payments under the Tax Receivable Agreement.
The Tax Receivable Agreement generally may be amended if approved in writing by us and the TRA Parties who would be entitled to receive at least 50% of the total amount of the early termination payments payable to all TRA Parties under the Tax Receivable Agreement (assuming all equity interests in OpCo that have Redemption Rights are redeemed and exchanged for shares of our Class A Common Stock at the time and using the valuation assumptions described above). To the extent an amendment would disproportionately affect payments made to certain holders of rights under the Tax Receivable Agreement, such amendment would require the written consent such TRA Parties who would be entitled to receive at least 50% of the total amount of the early termination payments payable to all TRA Parties disproportionately affected (assuming all equity interests in OpCo that have redemption rights are redeemed and exchanged for shares of our Class A Common Stock at the time and using the valuation assumptions described above). Additionally, no provision under the Tax Receivable Agreement may be amended in such a manner that would disproportionately affect any TRA Party without the consent of the Representative (as defined in the Tax Receivable Agreement), and no provision of the Tax Receivable Agreement may be amended in a manner that would disproportionately affect any Exchange TRA Party (as defined in the Tax Receivable Agreement) or Reorganization TRA Party (as defined in the Tax Receivable Agreement) as compared to other Exchange TRA Parties or Reorganization TRA Parties, respectively, without the consent of such affected party, as applicable.
Because we are a holding company with no operations of our own, our ability to make payments under the Tax Receivable Agreement is dependent on the ability of OpCo to make distributions to us in an amount sufficient to cover our obligations under the Tax Receivable Agreement. This ability, in turn, may depend on the ability of OpCo’s subsidiaries to make distributions to us. The ability of OpCo, its subsidiaries and other entities in which it directly or indirectly holds an equity interest to make such distributions will be subject to, among other things, the applicable provisions of Delaware law (or other applicable jurisdiction) that may limit the amount of funds available for distribution and restrictions in relevant credit agreements or debt instruments issued by OpCo or its subsidiaries and/other entities in which it directly or indirectly holds an equity interest. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will accrue interest until paid (as described above).
Forward Purchase Agreements
Concurrently with the execution of the Business Combination Agreement, TPG Pace and Vacasa, Inc. entered into Amended and Restated Forward Purchase Agreements (the “Forward Purchase Agreements”) pursuant to which, among other things, Vacasa, Inc. agreed to issue to (i) certain third parties an aggregate of 10,273,688 shares of Class A Common Stock at a price of $9.50 per share, for gross proceeds of approximately $97,600,000, and (ii) TPG Holdings III, L.P (“TPG Holdings”), an affiliate of TPG Global, LLC (“TPG Global”), an aggregate of 2,490,000 shares of Class A Common Stock at a price of $10.00 per share, for gross proceeds of approximately $24,900,000. In connection with the Closing, in accordance with the terms of the Forward Purchase Agreements, TPG Holdings assigned its obligations under such agreement with respect to an aggregate of 2,016,000 shares of Class A Common Stock to certain affiliates and other investors. The transactions contemplated by the Forward Purchase Agreements closed substantially concurrently with the Closing.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers and expect to do so in the future for any new executive officers and directors.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2021 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2021 or prior fiscal years other than two filings made by entities affiliated with Jeffrey Parks to include certain beneficial owners previously not included in the original Form 3 as reporting persons.
ITEM 2 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022
Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of KPMG LLP is not required by law, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
KPMG LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. A representative of KPMG LLP is expected to attend the 2022 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event the stockholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding KPMG. Even if the selection is ratified, the Audit

Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.
Fees and Services
The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years (in thousands):
	Year Ended December 31,
Fee Category	2021	2020
Audit Fees(1)	$2,247	$1,305
Audit-Related Fees	—	—
Tax Fees(2)	550	903
All Other Fees	—	—
Total Fees	$2,797	$2,208

(1)
Consists of fees incurred for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements, issuances of consents and similar matters. This category also includes fees for services incurred in connection with our reverse recapitalization and nonrecurring transactions.

(2)
Consists of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, including assistance with tax compliance reporting requirements and taxing authority audits, value-added tax compliance, and mergers and acquisitions tax compliance. These services also include tax advice and tax planning on international, federal and state tax matters.

Policy Regarding the Pre-Approval of Independent Registered Public Accounting Firm Provision of Audit, Audit-Related and Non-Audit Services
The formal written charter for our Audit Committee requires that the Audit Committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (specific pre-approval) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (general pre-approval). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by KPMG LLP prior to our becoming a public company were provided under engagements entered into prior to our adoption of our pre-approval policies and, following the Closing, in accordance with such policies.
AUDIT COMMITTEE REPORT
The Audit Committee has reviewed the audited consolidated financial statements of Vacasa, Inc. (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
Audit Committee:
Chad Cohen (Chair)
Ryan Bone
Chris Terrill
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
When and where will the annual meeting be held?
The Annual Meeting will be held on Tuesday, May 24, 2022, at 8:00 a.m. PT, and at any postponement or adjournment thereof. In order to support the health and well-being of our stockholders and our management and Board of Directors, the Annual Meeting will be held in a virtual meeting format only. Additionally, hosting a virtual meeting enables increased stockholder attendance and participation from locations around the world, which provides for a more meaningful forum. You can attend the Annual Meeting live via the Internet by visiting: www.virtualshareholdermeeting.com/VCSA2022. Please note that there is no in-person location for you to attend.
How do I participate in the Annual Meeting?
Visit www.virtualshareholdermeeting.com/VCSA2022 and enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials. Online check-in will begin at 7:45 a.m. PT. Please allow ample time for the online check-in process. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider.
Who do I contact for help with technical difficulties accessing the Annual Meeting?
If you experience any technical difficulties accessing the Annual Meeting or during the meeting, please call the toll-free number that will be available on the Annual Meeting site (at www.virtualshareholdermeeting.com/VCSA2022) for assistance. Technical support will be available 15 minutes prior to the start time of the meeting.
Who is entitled to vote?
Only stockholders of record of our Class A common stock, par value $0.00001 per share, and/or Class B common stock, par value $0.00001 per share (collectively, the “Common Stock”), at the close of business on the record date, March 28, 2022, are entitled to vote at the Annual Meeting. Holders of our Class A common stock and our Class B common stock are entitled to one vote per share.
What will I be voting on?
1.   Election of Directors. Three Class I Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until such director’s earlier death, resignation or removal.
2.   Ratification of the Appointment of KPMG LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022. The Company is asking its stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. KPMG LLP was appointed by the Audit Committee.
How do I vote?
Stockholders of Record:   If at the close of business on the record date, March 28, 2022, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. Stockholders of record can vote their shares or submit their proxy in several ways:
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by calling the toll-free telephone number (1-800-690-6903);

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by using the Internet (www.proxyvote.com);

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by completing and signing a proxy card and mailing it in time to be received before the Annual Meeting; or

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during the virtual Annual Meeting by visiting: www.virtualshareholdermeeting.com/VCSA2022. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card or any additional voting instructions that accompanied your proxy materials.

The telephone and Internet voting procedures are designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone or the Internet, please follow the instructions on your proxy card or Notice of Internet Availability of Proxy Materials. Additional instructions will be provided on the telephone message and website. Please have your proxy card or Notice of Internet Availability of Proxy Materials at hand when voting. If you vote by telephone or Internet, DO NOT mail a proxy card. The telephone and Internet voting facilities will close at 11:59 P.M. ET on May 23, 2022.
If you mail us your properly completed and signed proxy card, or vote by telephone or the Internet, your shares of Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board — FOR the Board’s nominees for Class I directors (Item (1)), FOR the ratification of the appointment of KPMG

LLP as independent registered public accounting firm (Item (2)), and in the discretion of the named proxies upon such other matters as may properly come before the meeting.
If you have shares registered in the name of a bank, broker or other registered owner or nominee, you should receive instructions from that registered owner about how to instruct them to vote those shares.
Beneficial Owners:   If at the close of business on March 28, 2022, your shares were held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
How many votes do I have?
Each share of Common Stock is entitled to one vote. The shares referred to on your proxy card or Notice of Internet Availability of Proxy Materials represent all shares registered in the name(s) shown thereon.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Item 1 – Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of KPMG LLP.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Can I change my vote?
You may revoke your proxy at any time after you give it and before it is voted by entering a new vote by telephone or the Internet or by delivering either a written revocation or a signed proxy bearing a later date to the Chief Legal Officer of the Company or by voting via the Internet during the Annual Meeting by participating in the virtual meeting. To revoke a proxy by telephone or the Internet, you must do so by 11:59 P.M. ET on May 23, 2022 (following the directions on the proxy card or Notice of Internet Availability of Proxy Materials). Participation in the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
Who is soliciting my vote?
The solicitation of proxies is made by our Board of Directors for the Annual Meeting of Stockholders of the Company.
How do I submit questions for the Annual Meeting?
Log into the online meeting platform at www.virtualshareholdermeeting.com/VCSA2022, type your question into the “Ask a Question” field and click “Submit”.
Only stockholders with a valid control number will be allowed to ask questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. We reserve the right to edit inappropriate language and to exclude questions that are personal matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
How do I obtain materials for the Annual Meeting?
As permitted by SEC rules, we are making this proxy statement and our annual report available to stockholders electronically via the Internet. On or about April 11, 2022, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and how to vote online. If you received that notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the notice. The proxy statement and our 2021 Annual Report are available to you at www.proxyvote.com and may also be accessed on our website at investors.vacasa.com.
This proxy statement and the accompanying proxy card are also first being mailed to stockholders on or about April 11, 2022. In the same package with this proxy material, you should have received a copy of our 2021 Annual Report. When you receive this package, if all of these materials are not included, please contact us and a copy of any missing material will be sent at no expense to you.
You may reach us at:
Vacasa, Inc.
Attention: Chief Legal Officer
850 NW 13th Avenue
Portland, Oregon 97209
How many shares must be present to hold the Annual Meeting?
In order to conduct any business at the Annual Meeting, the presence at the Annual Meeting of holders of at least a majority of the voting power of the issued and outstanding shares entitled to vote must be present in person, or by remote communication, as applicable, or represented by proxy so that there is a quorum. The voting securities of the Company on March 28, 2022 consisted of 214,799,105 shares of Class A

Common Stock and 213,580,295 shares of Class B Common Stock. Each share of Common Stock is entitled to one vote. It is important that you vote promptly so that your shares are counted toward the quorum.
How do I review the list of stockholders?
The names of stockholders of record entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/VCSA2022 and, for ten days prior to the Annual Meeting, at the Office of the Chief Legal Officer of the Company. Only stockholders that have logged in to the Annual Meeting with a valid control number will be allowed to view the list of stockholders during the Annual Meeting.
What is the Company’s mailing policy when multiple registered stockholders share an address?
The Company is permitted and intends to mail only one Notice of Internet Availability of Proxy Materials and/or one annual report and one proxy statement to multiple registered stockholders sharing an address who have consented to the delivery of one set of proxy materials per address or have received prior notice of our intent to do so, so long as the Company has not received contrary instructions from one or more of such stockholders. This practice is commonly referred to as “householding.” Householding reduces the volume of duplicate information received at your household and the cost to the Company of preparing and mailing duplicate materials.
If you share an address with other registered stockholders and your household receives one set of the proxy materials and you decide you want a separate copy of the proxy materials, the Company will promptly mail your separate copy if you contact the ir@vacasa.com. Additionally, to resume the mailing of individual copies of future proxy materials to a particular stockholder, you may contact the Chief Legal Officer and your request will be effective within 30 days after receipt. You may request householding of these documents by providing the Chief Legal Officer with a written request to eliminate multiple mailings. The written request must include names and account numbers of all stockholders consenting to householding for a given address and must be signed by those stockholders.
Additionally, the Company has been notified that certain banks, brokers and other nominees may household the Company’s proxy materials for stockholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of proxy materials by contacting your bank, broker or other nominee.
OTHER MATTERS
The Board of Directors is not presently aware of any matters to be conducted at the meeting other than those discussed in this proxy statement. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
STOCKHOLDER PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Chief Legal Officer at our offices at 850 NW 13th Avenue, Portland, Oregon 97209 in writing not later than December 12, 2022.
Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Chief Legal Officer receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than January 24, 2023 and no later than February 23, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Chief Legal Officer. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 24, 2023, then our Chief Legal Officer must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.
In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2023.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
PROXY SOLICITATION
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2023 Annual Meeting of Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
VACASA’S 2021 ANNUAL REPORT
Our 2021 Annual Report accompanies this proxy statement. This proxy statement and the 2021 Annual Report are also available at www.proxyvote.com and may also be accessed on the Company’s website at vacasa.investors.com. If requested, we will provide you copies of any exhibits to the 2021 Annual Report upon the payment of a fee covering our reasonable expenses in furnishing the exhibits. You can request exhibits to the 2021 Annual Report by writing to the Chief Legal Officer, Vacasa, Inc., Attn: Chief Legal Officer, 850 NW 13th Avenue, Portland, Oregon 97209.
FOR INFORMATION ABOUT THE COMPANY, INCLUDING THE COMPANY’S ANNUAL, QUARTERLY AND CURRENT REPORTS ON SEC FORMS 10-K, 10-Q AND 8-K, RESPECTIVELY, PLEASE VISIT THE FINANCIAL INFO SECTION OF VACASA’S WEBSITE AT INVESTORS.VACASA.COM. INFORMATION CONTAINED ON THE COMPANY’S WEBSITE IS NOT INCORPORATED INTO THIS PROXY STATEMENT OR OTHER SECURITIES FILINGS.

SCAN TO VIEW MATERIALS & VOTE VACASA, INC. 850 NW 13TH AVE PORTLAND, OR 97209 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VCSA2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 23, 2022 for shares held directly. Have your proxy card in hand when you call and then follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the environmental impact and the costs incurred by Vacasa, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in the future. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vacasa, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. D69201-P70203 For All Withhold All For All Except VACASA, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following Class l director nominees: ! ! ! 1. Election of Class l Directors Nominees: 01) Barbara Messing 02) Karl Peterson 03) Matthew Roberts For Against Abstain The Board of Directors recommends you vote FOR proposal 2: ! ! ! 2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022. Note: To transact such other business as may properly come before the meeting or any adjustments or postponements of the Annual Meeting. Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D69202-P70203 VACASA, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS May 24, 2022 8:00 a.m., Pacific Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned stockholder(s) hereby appoint(s) Matthew Roberts, Jamie Cohen, Lisa Jurinka and Tad Larsen, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote all of the shares of Class A common stock and/or Class B common stock, as applicable, of Vacasa, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/VCSA2022 on May 24, 2022 at 8:00 a.m., Pacific Time and at any adjournment or postponement thereof. The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted in accordance with the Board of Directors' recommendation, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting. Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting. IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)